RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                 INTERNATIONAL ENERGY DEVELOPMENT CORPORATION


     INTERNATIONAL ENERGY DEVELOPMENT CORPORATION (formerly, "The Kaliningrad Fund"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, the original Certificate of Incorporation of which was filed on August 27, 1992, with the Secretary of State of Delaware, acting pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That the directors of said corporation, by written consent, filed with the minutes of the corporation, adopted resolutions proposing and declaring advisable the following amendment and restatement in its entirety of said corporation's Certificate of Incorporation as follows:

     FIRST:    The  name  of  the  corporation  is:

                            PENN OCTANE CORPORATION

     SECOND: The location of the Registered Office of Penn Octane Corporation (the "Corporation") in the State of Delaware is at 1209 Orange Street, City of Wilmington, County of New Castle. The name and address of the Corporation's Registered Agent in the State of Delaware is the Corporation Trust Company,
1209  Orange  Street,  Wilmington,  New  Castle  County,  Delaware    19801.

     THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be incorporated and organized under the General Corporation Law of the State of Delaware.

     FOURTH:   (a) Capital Stock.  The total number of shares of capital stock
                   -------------
which the Corporation shall have authority to issue is 30,000,000 shares of which 25,000,000 shall be Common Stock, having a par value of $.01 per share, and 5,000,000 shares shall be Preferred Stock having a par value of $.01 per share. The capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the directors of the Corporation may from time to time determine by resolution.

          (b)          Preferred  Stock.    The  relative rights, preferences,
                       ----------------
privileges, and restrictions relating to the Preferred Stock are set forth below:

               (i)        Conversion.  The Preferred Stock shall be subject to
                          ----------
the  following  provisions  regarding  conversion:

                    (A)          Holder's  Right  to  Convert.   Each share of
                                 ----------------------------
Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof at the office of the Corporation or any transfer agent for the Corporation, into
3.333  fully  paid  and  nonassessable  shares  of  Common  Stock.

                    (B)          Term  of  Conversion  Period.   Each share of
                                 ----------------------------
Preferred Stock shall be convertible at the option of the holder of such stock for a period of five-years beginning on September 28, 1993 and concluding on September 18, 1998.

                    (C)      Mechanics of Right to Convert.  Before any holder
                             -----------------------------
of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of its transfer agent, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for the shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred
Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                    (D)          Common Stock Reserved.  The Corporation shall
                                 ---------------------
reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Preferred Stock.

                    (E)        Adjustment of Conversion Ratio.  The 1-to-3.333
                               ------------------------------
conversion ratio specified above shall be subject to an equitable adjustment upon the occurrence of a stock split or stock dividend, reclassification or other similar event relating to the Common Stock.

               (ii)         Voting Rights.  The holders of the Preferred Stock
                            -------------
shall  hold  no  voting  rights,  except  as  may  be  provided  by  law.

               (iii)      Dividend Rights.  The holders of the Preferred Stock
                          ---------------
shall be entitled to receive, when and as declared by the board of directors, yearly dividends from the surplus of net profits of the Corporation at the rate of eleven percent per annum, beginning on the date the particular shares of Class I Preferred Stock are issued by the Corporation and payable twice annually on the 30th day of June and the 31st day of December in each year, with proper adjustment for any dividend period that is less than a full half-year. Such dividends shall be payable before any dividends shall be paid upon, or set apart for, the Common Stock of the Corporation, and shall be cumulative from the date of issuance so that if such dividends shall not have been paid upon or set apart for the Preferred Stock, the deficiency (but without interest) shall be fully paid or set apart for payment, before any dividends shall be paid upon, or set apart for, the Common Stock.

     FIFTH:    The  corporation  is  to  have  perpetual  existence.

     SIXTH:    Unless  otherwise  provided  in  the Bylaws of the Corporation, elections  of  directors  need  not  be  by  written  ballot.

     SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever, and said stockholders shall not be personally liable for the payment of the Corporation's debts except as they may be liable by reason of their own conduct or acts.

     EIGHTH:   The following provisions are inserted for the management of the business and conduct of affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

          1) The number of directors comprising the Board of Directors of the Corporation shall be such as from time to time shall be fixed by or in the manner provided in the By-Laws, but shall not be less than one.

          2) The Board of Directors shall have the power, subject to the power of the stockholders as expressly granted in the Bylaws of the Corporation, and unless and to the extent that the Board may from time to time by resolution relinquish or modify such power of the Board of Directors, (i) to make, alter, amend, change, add to or repeal the Bylaws of the Corporation, subject to the reserve power of the stockholders to do the same; (ii) to fix and vary the amount of capital of the Corporation to be reserved for any proper purpose; (iii) to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; (iv) to determine the use and disposition of any surplus or net profits; and (v) to fix the times for the declaration and payment of dividends.

          (3) The Board of Directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any act or contract. Any contract or act that shall be approved or ratified by the vote of the holders of a majority of the stock represented in person or by proxy at such meeting and entitled to vote (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and its stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of a director's interest or for any other reason.

          (4) No contract or transaction between this Corporation and one or more of its directors or officers or between this Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest shall be void or voidable solely for this reason or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if the contract or transaction is fair as to the Corporation or if the material facts relating thereto are disclosed to or are known by the directors or shareholders, and are approved thereby pursuant to Section 144 of the General Corporation of the State of Delaware.

          (5) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them the Board of Directors is hereby empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the statutes of Delaware, of this certificate, and to any Bylaws, from time to time made by the stockholders or directors and provided that no Bylaws so made shall invalidate any prior act of the board which would have been valid if such Bylaw had not be made.

     NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing provisions shall not eliminate the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware.

     TENTH: Each person who at any time or shall have been a director or officer of the Corporation, and who is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director or officer of the Corporation or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against, and may be advanced, the expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the fullest extent provided under Section 145 of the General Corporation Law of the State of Delaware, as the same shall be amended or supplemented from time to time, or any successor statute. The foregoing right of advancement and indemnification shall in no way be exclusive of any rights of advancement or indemnification, or any other rights, to which such director, officer, employee or agent may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article Ten or Article Nine above shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or the right of any director or officer to indemnification existing at the time of such repeal or modification.

     ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them, any court of equitable jurisdiction within the State of Delaware may, in response to an application of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors or of the stockholders or class of stockholders, as the case may be, agree to any compromise, arrangement, or reorganization, such compromise arrangement or reorganization shall, if made, be binding on all the creditors or class of creditors or on all the stockholders or class of stockholders, as the case may be, and also on this Corporation.

     TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     SECOND: That the stockholders have given their written consent to said amendment in accordance with the provisions of Section 228 of the General
Corporation  Law  of  the  State  of  Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 243 and 245 of the General Corporation Law of the State of Delaware.
     FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.
     IN WITNESS WHEREOF, said International Energy Development Corporation has caused this certificate to be signed by Thomas A. Serleth, its Executive Vice President, and attested by Jerome B. Richter, its Secretary as of the first day of February, 1995.

                                   INTERNATIONAL  ENERGY
                                        DEVELOPMENT  CORPORATION


                                   By:/s/Thomas  A.  Serleth
                                      ----------------------
                                         Thomas  A.  Serleth
                                         Executive  Vice  President


ATTEST:


By:/s/Jerome  B.  Richter
   ----------------------
      Jerome  B.  Richter
      Secretary


                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                            PENN OCTANE CORPORATION

     PENN OCTANE CORPORATION, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     1. The name of the corporation is Penn Octane Corporation (hereinafter called the "Corporation") .

     2. The Corporation's Restated Certificate of Incorporation is hereby amended to delete in its entirety the present Article FOURTH and to replace it with the following:

     "FOURTH:  (a) Capital Stock.  The total number of shares of capital stock
                   -------------
which the Corporation shall have authority to issue is 35,000,000 shares of which 25,000,000 shall be Common Stock, having a par value of $.01 per share, 5,000,000 shares shall be Senior Preferred Stock, having a par value of $.01 per share, and 5,000,000 shares shall be Preferred Stock, having a par value of $.01 per share. The capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the directors of the Corporation may from time to time determine by resolution.

     (b)         Senior Preferred Stock.  The relative rights, privileges, and
                 ----------------------
restrictions  relating  to  the  Senior  Preferred  Stock are set forth below:

               (1) Shares of Senior Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. Each such series shall be given a distinguishing designation. All shares of any one series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of such series, with those of other shares of Senior Preferred Stock.

               (2) Authority is hereby expressly granted to the Board of Directors to fix from time to time by resolution or resolutions providing for the establishment and/or issuance of any series of Senior Preferred Stock, the designation of such series and the preferences, limitations and relative rights of the shares of such series, including the following:

               (A) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

               (B) The voting rights, if any, which shares of that series shall have, which may be special, conditional, limited or otherwise;

               (C) The rate of dividends, if any, on the shares of that series, whether dividends shall be non-cumulative to the extent earned, partially cumulative or cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property or rights, or in shares of the corporation's capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series, shares of Preferred Stock or shares of Common Stock;

               (D) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable, whether they shall be redeemable at the option of the corporation, the shareholder or another person, the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates), whether such amount shall be a designated amount or an amount determined in accordance with a designated formula or by reference to extrinsic data or events and whether such amount shall be paid in cash, indebtedness, securities or other property or rights, including securities of any other corporation;

               (E) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms of and amounts payable into such sinking fund;

               (F) The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary dissolution or liquidation of the Corporation, and the relative rights of priority, if any, of payment of shares of that series over shares of any other series, shares of Preferred Stock or shares of Common Stock in any such event;

               (G) Whether the shares of that series shall be convertible into or exchangeable for cash, shares of stock or any other class or any other series, indebtedness, or other property or rights, including securities of another corporation, and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, and whether such rates shall be a designated amount or an amount determined in accordance with a designated formula or by reference to extrinsic data or events, the date or dates upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable, and whether they shall be convertible or exchangeable at the option of the Corporation, the shareholder or another person, and the method (if any) of adjusting the rate of conversion or exchange in the event of a stock split, stock dividend, combination of shares, or similar event;

               (H) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

               (I) Any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Article FOURTH and to the full extent now or hereafter permitted by the laws of the State of Delaware.

          (c)          Preferred  Stock.    The  relative rights, preferences,
                       ----------------
privileges, and restrictions relating to the Preferred Stock are set forth below:

               (1)        Conversion.  The Preferred Stock shall be subject to
                          ----------
the  following  provisions  regarding  conversions:

                    (A)          Holder's  Rights  to  Convert.  Each share of
                                 -----------------------------
Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof at the office of the Corporation or any transfer agent for the Corporation, into
3.333  fully  paid  and  nonassessable  shares  of  Common  Stock.

                    (B)          Terms  of  Conversion  Period.  Each share of
                                 -----------------------------
Preferred Stock shall be convertible at the option of the holder of such stock for a period of five-years beginning on September 18, 1993 and concluding on September 18, 1998.

                    (C)      Mechanics of Right to Convert.  Before any holder
                             -----------------------------
of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of its transfer agent, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for the shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                    (D)          Common Stock Reserved.  The Corporation shall
                                 ---------------------
reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Preferred Stock.

                    (E)        Adjustment of Conversion Ratio.  The 1-to-3.333
                               ------------------------------
conversion ratio specified above shall be subject to an equitable adjustment upon the occurrence of a stock split or stock dividend, reclassification or other similar event relating to the Common Stock.

               (2)          Voting Rights.  The holders of the Preferred Stock
                            -------------
shall  hold  no  voting  rights,  except  as  may  be  provided  by  law.

               (3)        Dividend Rights.  The holders of the Preferred Stock
                          ---------------
shall be entitled to receive, when and as declared by the board of directors, yearly dividends from the surplus of net profits of the Corporation at the rate of eleven percent per annum, beginning on the date the particular shares of Class I Preferred Stock are issued by the Corporation and payable twice annually on the 30th day of June and the 31st day of December in each year, with proper adjustment for any dividend period that is less than a full half-year. Such dividends shall be payable before any dividends shall be paid upon, or set apart for, the Common Stock of the Corporation, and shall be cumulative from the date of issuance so that if such dividends shall not have been paid upon or set apart for the Preferred Stock, the deficiency (but without interest) shall be fully paid or set apart for payment, before any dividends shall be paid upon, or set apart for, the Common Stock.

          (c)          Common  Stock
                       -------------

               (1)      Dividend Rights.  Out of any assets of the Corporation
                        ---------------
available for dividends remaining after full satisfaction of any preference with respect to dividends on the Senior Preferred Stock and the Preferred Stock then outstanding, and after full satisfaction of any obligations then or theretofore matured in respect of any sinking fund provided for the Senior
Preferred Stock or any series thereof and for the Preferred Stock then outstanding, then, subject to the restrictions set forth in this Article FOURTH and in any resolution of the Board of Directors of this Corporation establishing a particular series of shares, dividends may be paid upon the Common Stock.

               (2)       Liquidation Rights.  In the event of any liquidation,
                         ------------------
dissolution or winding up of this Corporation, after there shall have been paid or set aside in cash for the holders of the Senior Preferred Stock and the Preferred Stock the full preferential amounts to which they are entitled under the provisions of this Article FOURTH or any resolution of the Board of Directors establishing a particular series of shares, the holders of the Common Stock shall be entitled to receive pro rata all of the remaining assets of this Corporation available for distribution to its shareholders.

               (3)       Voting Rights.  The holders of the Common Stock shall
                         -------------
be entitled to vote for the election of directors and for all other purposes and shall be entitled to one vote for each share held."

     3. The amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Penn Octane Corporation has caused this Certificate to be signed by an authorized officer, this 29th day of May, 1997.




                              By    /s/  Jerome  B.  Richter
                                    ------------------------
                              Name:      Jerome  B.  Richter
                              Title:     Chairman,  President  and
                                         Chief  Executive  Officer